SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report (date of earliest event reported) July 31, 1998.

________________FIRST NATIONAL BANKSHARES CORPORATION_______________________

___WEST VIRGINIA____          ___33-14252____          ___62-1306172________
(State or other juris-        (Commission File No.)    (IRS Employer Identi-
diction of corporation)                                fication No.)


One Cedar Street
Ronceverte, West Virginia                              24970


Registrant's telephone number, including area code     304-647-4500


__________________________NOT APPLICABLE____________________________________
          (Former name or former address, if changes since last report)


Item 5.        OTHER EVENTS.


     On July 31, 1998, First National Bankshares Corporation ("First National")

a West Virginia corporation and registered bank holding company, and Pocahontas

Bankshares Corporation ("Pocahontas"), a West Virginia corporation and registered bank holding company, announced that they have signed a non-binding letter of intent setting forth an agreement in principle for the merger of

First National with Pocahontas, and the merger of First National's wholly owned subsidiary, First National Bank, a national banking association, with a

Pocahontas subsidiary, First Century Bank, N.A., a national banking association. The agreement in principle contemplates that each share of First

National will be exchanged for approximately 3.6 shares of Pocahontas.  On

July 31, 1998, First National had issued and outstanding 192,903 shares of common stock.  The merger is contingent upon execution of a definitive merger agreement and approval by First National and Pocahontas shareholders and regulatory authorities.

     Persuant to the requirements of the Securities Exchange Act of 1934,

the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.


                                   ____FIRST NATIONAL BANKSHARES, INC._______
                                             (Registrant)


DATE:  August 6, 1998              By:_______________________________________
                                        L. Thomas Bulla


                                   Its:__President and CEO___________________